UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Avenue, 14th Floor

  New York, New York 10017

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 28, 2025, Nukkleus Inc., a Delaware corporation ("Nukkleus" or the "Company"), Nukk Picolo Ltd., a wholly-owned Israeli subsidiary of Nukkleus ("Nukk Picolo") and Mandragola Ltd., an Israeli company (“Mandragola”) entered into a Joint Venture Agreement (the “JV Agreement”).

Pursuant to the terms of the JV Agreement, the parties will establish a joint venture company in Israel (the “JV Company”) which is intended to establish advanced manufacturing zones in both the Baltics and Israel, designed to support civil and defense aviation needs. Plans also include the development of a NATO-compliant logistics hub in Riga in cooperation with additional regional partners, as well as facilities dedicated to licensed maintenance and repair (MRO) services, aircraft modernization, resale, and leasing, including the deployment of the de-icing technology for commercial aircrafts which Nukkleus recently licensed (on an exclusive basis) from Blade Ranger Ltd. Pursuant to the JV Agreement, Nukk Picolo will hold 51% equity interest in the JV Company. The JV Agreement provides that, under certain specified conditions, Nukkleus can require Mandragola sell to Nukkleus its participating interest in the JV Company in consideration for the issuance of Nukkleus’ common stock based on the then specified valuation of JV Company as set forth in the JV Agreement.

Mandragola is a Israeli business development and investment company specializing in advanced technologies and strategic partnerships. Under the JV Agreement, Mandragola has undertaken to provide to the JV Company a 24 month committed credit line of up to $2 million on an as needed basis.

Nukk Picolo.has the right to designate three of the five member board of the JV Company with Mandragola designating the remaining two directors.

Under the JV Agreement, Nukkleus will issue to Mandragola 310,000 restricted shares of Nukkleus common stock. In addition, Nukkleus will issue to Mandragola (i)five year warrants to purchase 250,000 shares of Nukkleus’ common stock at a per share exercise price of $4.40, (the “Warrants”) and (ii) five year warrants for an additional 350,000 shares at a per share exercise price of $6.00 (the “Performance Warrants”). The Performance Warrants only vest upon the JV Company achieving $25 million cumulative revenue. If the revenues targets are not achieved by the JV Company within the five-year period, the Performance Warrants expire.

The above description of each of the JV Agreement, the Warrants and the Performance Warrants is qualified in its entirety by reference to each instrument, a copy of which is attached hereto as Exhibit 10.1, 4.1 and 4.2 respectively.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the placement of securities to Mandragola pursuant to the JV Agreement is incorporated herein by reference. The securities were placed by the Company in reliance upon an exemption from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Warrant issued as of August 28, 2025
4.2	Warrant issued as of August 28, 2025
10.1	Joint Venture Agreement dated August 28, 2025 among Nukkleus Inc., Nukk Picolo Ltd. and Mandragola Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: August 29, 2025	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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